Exhibit 99.2

AMC ENTERTAINMENT HOLDINGS, INC. ANNOUNCES QUARTERLY DIVIDEND OF

$0.20 PER SHARE

Leawood, Kansas (April. 28, 2014) — AMC Entertainment Holdings, Inc. (“AMC” “AMC Theatres” or “the Company”), today announced that its Board of Directors has declared its first quarterly dividend since the Company’s initial public offering of $0.20 per share of Class A and Class B common stock for the Company’s first quarter ended March 31, 2014. The dividend is payable in cash on June 16, 2014, to shareholders of record on June 6, 2014.

About AMC Entertainment Holdings, Inc.

AMC Theatres (NYSE: AMC) is the guest experience leader with 341 locations and 4,945 screens in the United States. AMC has propelled industry innovation and continues today by delivering more comfort and convenience, enhanced food & beverage, greater engagement and loyalty, premium sight & sound, and targeted programming. AMC operates the most productive theatres in the country’s top markets, including No. 1 market share in the top three markets (NY, LA, Chicago). www.amctheatres.com

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. For a detailed discussion of these risks and uncertainties, see the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2014. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by applicable law.

Media Contacts - AMC Entertainment Holdings, Inc.:

Jessica Liddell

(203) 682-8200

Jessica.Liddell@icrinc.com

Investor Relations - AMC Entertainment Holdings, Inc.:

Dan Foley

(866) 248-3872

InvestorRelations@amctheatres.com